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                                                                  Exhibit (m)(2)

                                                              September 24, 2002



                               AMENDED APPENDIX A

                                 TO THE CLASS A
                    DISTRIBUTION AND SHAREHOLDER SERVICE PLAN
                            OF PACIFIC CAPITAL FUNDS

Name of Distribution Plan Fund

Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
Diversified Fixed Income Fund
Ultra Short Government Fund
Short Intermediate U.S. Government Securities Fund
Growth Stock Fund
Growth and Income Fund
Value Fund
Balanced Fund
Small Cap Fund
International Stock Fund
New Asia Growth Fund